UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2022

Nikola Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-38495	82-4151153
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4141 E Broadway Road
Phoenix, AZ	85040
(Address of principal executive offices)	(Zip Code)

(480) 666-1038

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	NKLA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b—2 of the Securities Exchange Act of 1934 (§240.12b—2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On July 30, 2022, Nikola Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Romeo Power, Inc., a Delaware corporation (“Romeo”), and J Purchaser Corp., a Delaware corporation and a wholly owned subsidiary of the Company (“Purchaser”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser will commence an exchange offer (the “Offer”) to acquire all of the issued and outstanding shares of common stock, par value $0.0001 per share, of Romeo (“Romeo Common Stock”) for the right to receive 0.1186 of a share (the “Exchange Ratio”) of common stock, $0.0001 par value per share, of the Company (“Company Common Stock”).

Promptly following the completion of the Offer, upon the terms and subject to the conditions of the Merger Agreement, Purchaser will be merged with and into Romeo, with Romeo surviving as a wholly owned subsidiary of the Company (the “Merger”). The Merger Agreement contemplates that, if the Offer is completed, the Merger will be effected pursuant to Section 251(h) of the Delaware General Corporation Law, which permits completion of the Merger without a vote of the holders of Romeo Common Stock upon the acquisition by Purchaser of a majority of the aggregate voting power of Romeo Common Stock that are then issued and outstanding. At the effective time of the Merger (the “Effective Time”), each then-outstanding share of Romeo Common Stock, other than Romeo Common Stock held in treasury, by the Company, Purchaser, Romeo or their respective subsidiaries immediately before the Effective Time, will be cancelled and converted into the right to receive a number of shares of Company Common Stock equal to the Exchange Ratio.

The Merger Agreement provides that at the Effective Time, (i) each outstanding option (whether or not vested or exercisable) relating to Romeo Common Stock will be cancelled and the holders will not be entitled to receive any consideration, (ii) each restricted stock unit and performance stock unit relating to Romeo Common Stock will be assumed by the Company and converted into a corresponding award with respect to Company Common Stock (with the number of shares subject to such award equitably adjusted based on the Exchange Ratio) (all performance-based vesting conditions shall be deemed satisfied at the greater of the “earned” or “target” performance levels) and (iii) each Romeo warrant exercisable for Romeo Common Stock will be assumed by the Company and converted into a corresponding warrant denominated in shares of Company Common Stock (with the number of warrants and exercise price being adjusted based on the Exchange Ratio).

Under the terms of the Merger Agreement, Purchaser’s obligation to accept and pay for shares of Romeo Common Stock that are tendered in the Offer is subject to customary conditions, including, among others, (i) the condition that, prior to the expiration of the Offer, there have been validly tendered and not validly withdrawn a number of Romeo Common Stock that, upon the consummation of the Offer, together with Romeo Common Stock then owned by the Company and Purchaser (if any), would represent at least a majority of the aggregate voting power of the Romeo Common Stock outstanding immediately after the consummation of the Offer (the “Minimum Condition”); (ii) that no temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Offer or Merger shall have been issued by any court of competent jurisdiction or other governmental body of competent jurisdiction and remain in effect, nor is there any legal requirement which has the effect of making the consummation of the Merger illegal; (iii) that any waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended shall have expired or been terminated, nor is there in effect any voluntary agreement between the Company, Purchaser, or Romeo, on the one hand, and the Federal Trade Commission, the Department of Justice or any foreign governmental body, on the other hand, pursuant to which such party has agreed not to consummate the Merger for any period of time; (iv) the effectiveness of a registration statement on Form S-4 filed by the Company registering Company Common Stock to be issued in connection with the Offer and the Merger and the shares of Company Common Stock to be issued in the Merger shall have been approved for listing on the Nasdaq stock exchange; (v) the accuracy of Romeo’s representations and warranties in the Merger Agreement, subject to specified materiality qualifications; (vi) compliance by Romeo with its covenants in the Merger Agreement in all material respects; (vii) the absence of any changes that have (or would reasonably be expected to have) a material adverse effect on the financial condition, business, or operations of Romeo and its subsidiaries taken as a whole (subject to customary carveouts) that is continuing; (viii) Romeo or any of its subsidiaries shall not have filed or instituted a bankruptcy, reorganization, liquidation, receivership or insolvency proceeding, or made an assignment for the benefit of its creditors, subject to customary conditions and limitations; (ix) the Company and Purchaser shall not have failed to receive certain certificates executed by the requisite duly-authorized officer confirming certain conditions listed above and conformity with certain Treasury Regulations; and (x) the Merger Agreement shall not have been validly terminated in accordance with its terms.

The Merger Agreement and the consummation of the transactions contemplated thereby have been unanimously approved by the Romeo board of directors, and the Romeo board of directors has resolved to recommend to the stockholders of Romeo to accept the Offer and tender their Romeo Common Stock to Purchaser pursuant to the Offer. Romeo has agreed not to solicit alternative transactions, subject to customary exceptions, including among others, the Romeo board of directors could change their recommendation to the stockholders of Romeo regarding the Offer if they determine that an unsolicited acquisition proposal from a third party constitutes a superior proposal.

The Merger Agreement contains representations, warranties and covenants of the Company, Purchaser and Romeo that are customary for a transaction of this nature, including among others, the covenants regarding the conduct of their respective businesses during the pendency of the transactions contemplated by the Merger Agreement, public disclosures and other matters.

The Merger Agreement may be terminated prior to the acceptance of the Offer upon the following conditions: (i) by mutual written consent of the boards of directors of the Company and Romeo; (ii) by either the Company or Romeo, if the acceptance of the Offer shall not have occurred by January 30, 2023; (iii) by either the Company or Romeo, if a court of competent jurisdiction or other governmental authority shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; (iv) by either the Company or Romeo, if the Offer shall have terminated or expired without the satisfaction of the Minimum Condition, subject to customary conditions and limitations; (v) by the Company, if a Romeo Triggering Event (as defined in the Merger Agreement) shall have occurred, subject to customary conditions and limitations; and (vi) by Romeo or the Company, upon a breach of any representation, warranty, covenant or agreement on the part of the other party, or if any representation or warranty of the other party shall have become inaccurate, subject to customary conditions and limitations. The Merger Agreement provides that Romeo will be required to pay the Company a termination fee equal to $3.5 million if the Merger Agreement is terminated by (a) either the Company or Romeo pursuant to item (iv) above or by the Company pursuant to item (v) above, in each case at any time before the acceptance of the Offer an Acquisition Proposal (as defined in the Merger Agreement) with respect to Romeo shall have been announced, disclosed or otherwise communicated to Romeo’s board of directors and has not been publicly withdrawn at least five business days prior to the acceptance of the Offer and (b) within twelve months after the date of such termination, Romeo enters into a definitive agreement with respect to a Subsequent Transaction (as defined in the Merger Agreement) or consummates a Subsequent Transaction. The Merger agreement further provides that if the Merger Agreement is terminated (a) by the Company pursuant to items (v) or (vi) above, then Romeo shall reimburse the Company for all third party expenses incurred by the Company, up to a maximum of $3.0 million; (b) by Romeo or the Company pursuant to item (iv) above, then Romeo shall reimburse the Company for all third party expenses incurred by the Company, up to a maximum of $1.75 million; or (c) by Romeo pursuant to item (vi) above, then the Company shall reimburse Romeo for all third-party expenses incurred by Romeo, up to a maximum of $3.0 million.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated by reference herein. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Purchaser or Romeo. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by each of the Company and Romeo to each other in connection with the signing of the Merger Agreement or in filings of the parties with the U.S. Securities and Exchange Commission (“SEC”). These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purposes of allocating risk between the Company and Romeo rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement should not be relied on as characterization of the actual state of facts about the Company, Purchaser or Romeo.

Tender and Support Agreement

In connection with the execution of the Merger Agreement, certain officers and directors of Romeo entered into a Tender and Support Agreement (the “Tender and Support Agreement”) with the Company, whereby such stockholders (each, a “Stockholder”) have agreed, among other things, to tender and not to withdraw the shares of Romeo Common Stock held by them in the Offer. The Tender and Support Agreement will terminate upon the earliest to occur of (a) the termination of the Merger Agreement in accordance with its terms, (b) the Effective Time (as defined in the Merger Agreement) and (c) January 30, 2023. In addition, this Agreement will also terminate with respect to any Stockholder (i) by written consent of such Stockholder and the Company, or (ii) upon written notice from such Stockholder to the Company at any time following the making of any change, by amendment, waiver or other modification to any provision of the Merger Agreement that decreases the Offer Consideration (as defined in the Merger Agreement) or changes the terms of the Offer or the Merger or changes the form of consideration payable in the Offer or the Merger in a manner that is adverse to the holders of Romeo Common Stock.

The foregoing description of the Tender and Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Tender and Support Agreement, a copy of which is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

Supply Agreement Amendment

Concurrently with the execution of the Merger Agreement, the Company and Romeo entered into an amendment to that supply agreement dated August 28, 2020 under which Romeo supplies certain automotive-grade products and the necessary battery management software to the Company.

Loan and Security Agreement

Concurrently with the execution of the Merger Agreement, Romeo and Romeo Systems, Inc., a Delaware corporation and a wholly-owned subsidiary of Romeo (“Romeo Systems”), entered into a Loan and Security Agreement (the “Loan Agreement”) with the Company as the lender. The Loan Agreement provides for a liquidity support senior secured debt facility (the “Facility”) in an aggregate principal amount of up to $30.0 million (subject to certain incremental increases of up to $20.0 million), which shall be available for drawing subject to certain terms and conditions set forth in the Loan Agreement. Loans under The Facility may be made until the earlier of (a) six months from the date of the execution and delivery of the Merger Agreement and the Loan Agreement and (b) the date of the termination of the Merger Agreement. All amounts outstanding under the Facility will be due on terminates upon the earlier of (a) the date that is the six-month anniversary of the termination of the Merger Agreement and (b) July 30, 2023, subject to acceleration upon the occurrence of certain events set forth in the Facility Loan Agreement. Interest will be payable on borrowings under the Facility at daily SOFR plus 8.00%.

Romeo’s obligations under the Loan Agreement are secured by substantially all personal property assets of Romeo and Romeo Systems, subject to certain customary exclusions.

The foregoing description of Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, a copy of which is attached as Exhibit 10.2 to this report and is incorporated herein by reference.

* * *

Additional Information and Where to Find It

The exchange offer referenced in this communication has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities, nor is it a substitute for any offer materials that the Company, Purchaser or Romeo will file with the SEC. At the time the exchange offer is commenced, the Company and Purchaser will file a tender offer statement on Schedule TO, the Company will file a registration statement on Form S-4 and Romeo will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the exchange offer. THE EXCHANGE OFFER MATERIALS (INCLUDING AN OFFER TO EXCHANGE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER EXCHANGE OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION. ROMEO STOCKHOLDERS ARE URGED TO

READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF ROMEO SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING EXCHANGING THEIR SECURITIES. The Solicitation/Recommendation Statement, the Offer to Exchange, the related Letter of Transmittal and certain other exchange offer documents will be made available to all Romeo stockholders at no expense to them. The exchange offer materials and the Solicitation/Recommendation Statement will be made available for free on the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge by contacting Investor Relations, Nikola Corporation, 4141 E Broadway Road, Phoenix, Arizona 85040. Copies of the documents filed with the SEC by Romeo will be available free of charge by contacting Investor Relations, Corporate Secretary, Romeo Power, Inc., 5560 Katella Avenue, Cypress, California 90630.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of federal securities laws, including statements relating to the exchange offer, the proposed Merger, the anticipated benefits of the transaction, and the Company’s expectations regarding the closing of the Merger. These forward-looking statements generally are identified by words such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this Current Report, including but not limited: risks related to the ability of the Company to consummate the proposed transaction on a timely basis or at all; the satisfaction of the conditions precedent to consummation of the proposed transaction, including having a sufficient number of Romeo’s shares being validly tendered into the exchange offer to meet the Minimum Condition; the ability of Romeo and the Company to receive the required regulatory approvals for the proposed acquisition of Romeo by the Company; the occurrence of events that may give rise to a right of one or both of the parties to terminate the merger agreement; the Company’s ability to successfully integrate Romeo’s battery pack production into its business; the Company’s ability to realize expected synergies; the ability to realize the anticipated benefits of the proposed transaction, including the possibility that the expected benefits from the proposed transaction will not be realized or will not be realized within the expected time period; the risk that disruption from the proposed transaction may make it more difficult to maintain business and operational relationships; the potential negative effects of the announcement or the consummation of the proposed transaction on the market price of the Company’s common stock or on its business or operating results; the risk of litigation or regulatory actions related to the proposed transaction; the effect of the announcement or pendency of the transaction on Romeo’s business relationships, operating results, and business generally; risks relating to significant transaction costs or known or unknown liabilities; risks associated with third party contracts containing consent or other provisions that may be triggered by the proposed transaction; and the ability of the parties to retain and hire key personnel. There can be no assurance that the proposed transaction or any other matters described above will in fact be consummated in the manner described or at all.

For additional information regarding factors that may cause actual results to vary materially from those stated in forward-looking statements, see the reports of the Company and Romeo on Forms 10-K, 10-Q and 8-K filed with or furnished to the SEC from time to time. These forward-looking statements are made only as of the date hereof and the Company disclaims any obligation to update any forward-looking statement, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger and Reorganization, dated as of July 30, 2022, by and among Nikola Corporation, J Purchaser Corp. and Romeo Power, Inc.

10.1*	Tender and Support Agreement, dated as of July 30, 2022, by and between Nikola Corporation and certain stockholders of Romeo Power, Inc.

10.2*	Loan and Security Agreement, dated as of July 30, 2022, by and among Nikola Corporation, Romeo Power, Inc., and Romeo Systems, Inc.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

*

Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) and 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 for any schedules so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIKOLA CORPORATION

Dated: August 1, 2022	By:	/s/ Britton M. Worthen
Britton M. Worthen
Chief Legal Officer